Exhibit (h)(1)(h)
AMENDED AND RESTATED
ADMINISTRATION AGREEMENT
     AMENDED AND RESTATED ADMINISTRATION AGREEMENT, dated as of October 10, 2013 between Allianz Funds (the “Trust”), a Massachusetts business trust, and Allianz Global Investors Fund Management LLC (the “Administrator”), a limited liability company organized under the laws of Delaware (the “Agreement”).
WITNESSETH:
     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);
     WHEREAS, the Trust is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;
     WHEREAS, the Trust has established the separate portfolios set forth in Exhibit A (each a “Fund”);
     WHEREAS, on or after the effective date of this Agreement, each Fund will offer up to nine Classes of shares: Institutional Class, Administrative Class, Class P, Class R6, Class A, Class B, Class C, Class D and Class R, of which Class A, Class B, Class C, Class D and Class R shares are sometimes hereinafter referred to herein as “Retail Class” shares;
     WHEREAS, the Trust wishes to retain the Administrator to provide or procure administrative and other services to the Funds and their shareholders;
     WHEREAS, the Administrator is willing to furnish and/or to arrange for such services in the manner and on the terms hereinafter set forth; and
     WHEREAS, the Administrator and the Trust have entered into an Administration Agreement, dated August 16, 1995, as supplemented or amended thereafter, which they desire to further amend and restate.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:
1. Appointment. The Trust hereby appoints Allianz Global Investors Fund Management LLC as the Administrator to provide or procure the administrative and other services with respect to the Funds for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided.

In the event the Trust establishes and designates additional series with respect to which it desires to retain the Administrator to render or procure administrative and other services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render or procure such services, it shall notify the Trust in writing, whereupon the portfolio represented by such additional series shall become a Fund hereunder.
2. Duties. Subject to the general supervision of the Board of Trustees, the Administrator shall provide or cause to be furnished all organizational, administrative and other services reasonably necessary for the operation of the Funds, but not including the investment advisory services provided by Allianz Global Investors Fund Management LLC pursuant to its Investment Advisory Agreement with the Trust or the distribution services provided by Allianz Global Investors Distributors LLC (the “Distributor”) pursuant to its Distribution Contract with the Trust.
(a)	Administrative Services. Subject to the approval or consent of the Board of Trustees, the Administrator shall provide or procure, at the Administrator’s expense, services to include the following: (i) coordinating matters relating to the operation of the Funds, including any necessary coordination among the adviser or advisers to the Funds, the custodian(s), transfer agent(s), any sub-transfer agent(s) or other account administrative service agent(s), dividend disbursing agent(s), and recordkeeping agent(s) (including pricing and valuation of the Funds), accountants, attorneys, and other parties performing services or operational functions for the Funds; (ii) providing the Funds, at the Administrator’s expense, with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Funds; (iii) maintaining, or supervising the maintenance by third parties, of such books and records of the Trust and the Funds as may be required by applicable federal or state law other than the records and ledgers maintained under the Investment Advisory Agreement; (iv) preparing or supervising the preparation by third parties of all federal, state, and local tax returns and reports of the Funds required by applicable law; (v) preparing, filing, and arranging for the distribution of proxy materials and periodic reports to shareholders of the Funds as required by applicable law; (vi) preparing and arranging for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Funds and qualify the Trust to do business or as otherwise required by applicable law; (vii) taking such other action with respect to the Funds as may be required by applicable law, including without limitation, the rules and regulations of the SEC and of state securities commissions and other regulatory agencies; and (viii) providing the Funds, at the Administrator’s expense, with adequate personnel, office space, communications facilities, and other facilities necessary for the Funds’ operations as contemplated in this Agreement.
(b)	Other Services. Subject to the approval or consent of the Board of Trustees, the Administrator shall also provide or procure on behalf of the Trust and the Funds, and at the expense of the Administrator, the following services of the Funds: (i) custodian services to provide for the safekeeping of the Funds’ assets; (ii) recordkeeping services to maintain the portfolio accounting records for the Funds; (iii) transfer agency services to maintain the shareholder records for the Funds; (iv) if required, any sub-transfer agency and other account administrative services to accommodate the administration of share accounts held through financial intermediaries; and (v) dividend disbursing services for the Funds. The services to be provided under (iii) through (v) of this Section 2(b) shall be commensurate with the level of services reasonably necessary for the investors that are eligible to invest in Class P, Institutional and Administrative Classes of the Funds, as set forth in the prospectus or prospectuses for such Classes of the Funds. The Trust may be a party to any agreement with any person or persons engaged to provide the services referred to in this Section 2(b).

(c)	Retail Class Services. In addition to the Administrator’s responsibilities as specified in Subsections (a) and (b) above, subject to the approval or consent of the Board of Trustees, the Administrator, at its own expense, also shall provide, directly or through persons selected by the Administrator, to the Retail Classes of the Funds administrative, recordkeeping, and shareholder services reasonably required by the Retail Classes of the Funds, which may include some or all of the following services: (i) transfer agency services reasonably necessary to meet the increased account activity associated with Retail Classes; (ii) dividend disbursing services reasonably necessary to meet the increased number of accounts associated with the Retail Classes; (iii) preparing and arranging for the distribution of prospectuses, statements of additional information, proxy materials, periodic reports to existing shareholders, and other communications with Retail Class shareholders; and (iv) taking such other actions and providing or procuring such other services with respect to the Retail Classes as are reasonably necessary or desirable.

(d)	Organizational Services. The Administrator shall provide the Trust and the Funds, at the Administrator’s expense, with the services necessary to organize any Funds that commence operations on or after the date of this Agreement so that such Funds can conduct business as described in the Trust’s Registration Statement.

(e)	Personnel. The Administrator shall also make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Funds and services provided to the Funds under this Agreement.

(f)	Standards; Reports. In performing these services, the Administrator:
(i)	Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust’s Board of Trustees, and with the provisions of the Trust’s Registration Statement filed on Form N-1A as supplemented or amended from time to time.

(ii)	Will make available to the Trust, promptly upon request, any of the Funds’ books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator’s services under this Agreement that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.
(iii)	Will regularly report to the Trust’s Board of Trustees on the services provided under this Agreement and will furnish the Trust’s Board of Trustees with respect to the Funds such periodic and special reports as the Trustees may reasonably request.
3. Documentation. The Trust has delivered copies of each of the following documents to the Administrator and will deliver to it all future amendments and supplements thereto, if any:
(a)	the Trust’s Registration Statement as filed with the SEC and any amendments thereto; and
(b)	exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.
4. Independent Contractor. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.
5. Compensation. As compensation for the services rendered under this Agreement, the Trust shall pay to the Administrator a fee based on the average daily net assets of each of the Funds attributable to a Class or Classes of Shares as set forth in the attached Schedule set forth as Exhibit A hereto. The fees payable to the Administrator shall be computed and accrued daily and paid monthly. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.
6. Non-Exclusivity. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.
7. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are those of the Funds under this Agreement. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator shall, at its expense, furnish to the Trust:

(a)	Services by the Trust’s independent public accountants to perform all audits;

(b)	Services of the Trust’s transfer agent(s), any sub-transfer agent(s) or other account administrative service agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;

(c)	Services of the Trust’s custodian, including any recordkeeping services provided by the custodian;

(d)	Services of obtaining quotations for calculating the value of each Fund’s net assets;

(e)	Services of obtaining fund activity reports for each Fund;

(f)	Services of maintaining the Trust’s tax records;

(g)	Services, including procurement of legal services, incident to meetings of the Trust’s shareholders, the preparation and mailing of prospectuses and reports of the Trust to its existing shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust’s existence and qualification to do business, and the registration of shares with federal and state securities authorities (except as described in subsection (f) below);

(h)	Procurement of ordinary legal services, including the services that arise in the ordinary course of business for a Massachusetts business trust registered as an open-end management investment company;

(i)	Certificates representing shares of the Trust;

(j)	The Trust’s pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

(k)	Association membership dues; and

(l)	Services to organize and offer shares of the Trust and the Funds.
The Trust shall bear the following expenses:
(a)	Salaries and other compensation of any of the Trust’s executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Administrator or its subsidiaries or affiliates;

(b)	Taxes, if any, levied against the Trust or any of its Funds;

(c)	Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for any of the Funds;

(d)	Costs, including the interest expenses, of borrowing money;

(e)	Fees and expenses of trustees who are not officers, employees, or stockholders of the Administrator or its subsidiaries or affiliates, and the fees and expenses of any counsel, accountants, or any other persons engaged by such trustees in connection with the duties of their office with the Trust;

(f)	Extraordinary expenses, including extraordinary legal expenses and federal and state securities registration fees and expenses to the extent authorized by the Trust’s Board of Trustees, as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

(g)	Organizational and offering expenses of the Trust and the Funds to the extent authorized by the Trust’s Board of Trustees, and any expenses which are capitalized in accordance with generally accepted accounting principles; and

(h)	Any expenses allocated or allocable to a specific Class of shares, including fees paid pursuant to a separate administrative service or distribution plan.
8. Liability. The Administrator shall give the Trust the benefit of the Administrator’s best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator’s undertaking to render services under this Agreement, the Trust agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Administrator’s duties, or by reason of reckless disregard of the Administrator’s obligations and duties under this Agreement. This provision shall govern only the liability to the Trust of the Administrator and that of its stockholders, officers, directors, and employees, and shall in no way govern the liability to the Trust or the Administrator or provide a defense for any other person, including persons that provide services for the Funds as described in Section 2(b) or (c) of this Agreement.
9. Term and Continuation; Amendment. This Agreement shall take effect as of the date hereof, and shall remain in effect, unless sooner terminated as provided herein, until one year from the date of this Agreement, and shall continue thereafter on an annual basis with respect to each Fund, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, and (b) by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust, or the Administrator (“Qualified Trustees”) cast in person at a meeting called for the purpose of voting on such approval. Failure of the Qualified Trustees to renew this Agreement and/or its termination by shareholder vote, assignment or otherwise, shall not preclude the Board of Trustees from approving a substitute agreement in the manner provided under applicable law.

This Agreement may be terminated:
(a)	by the Trust at any time with respect to the services provided by the Administrator by vote of (1) a majority of the Trustees of the Trust; (2) with respect to AllianzGI NFJ Mid-Cap Value Fund, AllianzGI Focused Growth Fund and AllianzGI Opportunity Fund, a majority of the Trustees of the Trust who are not “interested persons” (as such term is defined in the 1940 Act) of the Trust or the Administrator; or (3) a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund or Class, by vote of a majority of the outstanding voting shares of such Fund or Class, on 60 days’ written notice to the Administrator; and

(b)	by the Administrator at any time, without the payment of any penalty, upon 60 days’ written notice to the Trust.
This Agreement may be amended only by written agreement between (i) the Administrator and (ii) the Trust as approved in the manner provided in paragraph (a) of this Section 9.
10. Notices. Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall be duly given if mailed or delivered to the Administrator at 1633 Broadway, New York, NY 10019, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Trust by the Administrator shall be in writing and shall be duly given if mailed or delivered to the Administrator at 1633 Broadway, New York, NY 10019, or to such other address or to such individual as shall be specified by the Administrator.
11. Trust Obligation. A copy of the Trust’s Fifth Amended and Restated Agreement and Declaration of Trust, as it may further be amended or restated, is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that the Agreement has been executed on behalf of the Trust by an officer of the Trust in his or her capacity as an officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of each Fund and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.
12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.
13. Miscellaneous.
(a)	This Agreement shall be governed by the laws of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

(b)	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

(c)	The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

(d)	This Agreement may not be assigned by the Trust or the Administrator without the consent of the other party.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

ALLIANZ FUNDS

By: Name:	/s/ Brian S. Shlissel Brian S. Shlissel
Title:	President

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By: Name:	/s/ Brian S. Shlissel Brian S. Shlissel
Title:	Managing Director
[Signature Page – Administration Agreement]

Exhibit A
Schedule to Administration Agreement
as of October 10, 2013

	Fee Rate*:
	Institutional and
	Administrative Classes			Classes A, B & C
	Core			Core
Fund	Expenses**	Other	Total	Expenses**	Other	Total
AllianzGI Emerging Markets Opportunities	0.15	0.25	0.40	0.15	0.35	0.50
AllianzGI Focused Growth	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Global Commodity Equity	0.15	0.20	0.35	0.15	0.30	0.45
AllianzGI Global Small-Cap	0.15	0.20	0.35	0.15	0.30	0.45
AllianzGI Income & Growth	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI International Managed Volatility	0.15	0.25	0.40	0.15	0.35	0.50
AllianzGI Large-Cap Growth	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Mid-Cap	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI NFJ All-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI NFJ Dividend Value	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI NFJ International Value	0.15	0.25	0.40	0.15	0.35	0.50
AllianzGI NFJ Large-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI NFJ Mid-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI NFJ Small-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Opportunity	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Small-Cap Blend	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Technology	0.15	0.15	0.30	0.15	0.25	0.40
AllianzGI U.S. Managed Volatility	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Wellness	n/a	n/a	n/a	0.15	0.25	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.
Not all Funds offer each share class listed above.

	Class P Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
AllianzGI Emerging Markets Opportunities	0.15	0.35	0.50
AllianzGI Focused Growth	0.10	0.30	0.40
AllianzGI Global Commodity Equity	0.15	0.30	0.45
AllianzGI Global Small-Cap	0.15	0.30	0.45
AllianzGI Income & Growth	0.10	0.30	0.40
AllianzGI International Managed Volatility	0.15	0.35	0.50
AllianzGI Large-Cap Growth	0.10	0.30	0.40
AllianzGI Mid-Cap	0.10	0.30	0.40
AllianzGI NFJ All-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Dividend Value	0.10	0.30	0.40
AllianzGI NFJ International Value	0.15	0.35	0.50
AllianzGI NFJ Large-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Mid-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Small-Cap Value	0.10	0.30	0.40
AllianzGI Opportunity	0.10	0.30	0.40
AllianzGI Small-Cap Blend	0.10	0.30	0.40
AllianzGI Technology	0.15	0.25	0.40
AllianzGI U.S. Managed Volatility	0.10	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

	Class D Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
AllianzGI Emerging Markets Opportunities	0.15	0.35	0.50
AllianzGI Focused Growth	0.10	0.30	0.40
AllianzGI Global Commodity Equity	0.15	0.30	0.45
AllianzGI Global Small-Cap	0.15	0.30	0.45
AllianzGI Income & Growth	0.10	0.30	0.40
AllianzGI International Managed Volatility	0.15	0.35	0.50

	Class D Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
AllianzGI Large-Cap Growth	0.10	0.30	0.40
AllianzGI Mid-Cap	0.10	0.30	0.40
AllianzGI NFJ All-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Dividend Value	0.10	0.30	0.40
AllianzGI NFJ International Value	0.15	0.35	0.50
AllianzGI NFJ Large-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Mid-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Small-Cap Value	0.10	0.30	0.40
AllianzGI Opportunity	0.10	0.30	0.40
AllianzGI Small-Cap Blend	0.10	0.30	0.40
AllianzGI Strategic Growth	0.10	0.30	0.40
AllianzGI Technology	0.15	0.30	0.40
AllianzGI U.S. Managed Volatility	0.10	0.30	0.40
AllianzGI Wellness	0.15	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

	Class R Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
AllianzGI Focused Growth	0.10	0.30	0.40
AllianzGI Income & Growth	0.10	0.30	0.40
AllianzGI International Managed Volatility	0.15	0.35	0.50
AllianzGI Large-Cap Growth	0.10	0.30	0.40
AllianzGI Mid-Cap	0.10	0.30	0.40
AllianzGI NFJ Dividend Value	0.10	0.30	0.40
AllianzGI NFJ International Value	0.15	0.35	0.50
AllianzGI NFJ Large-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Mid-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Small-Cap Value	0.10	0.30	0.40
AllianzGI Opportunity Fund	0.10	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

	Class R6 Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
AllianzGI NFJ Dividend Value	0.10	0.15	0.25
AllianzGI NFJ International Value	0.15	0.20	0.35
AllianzGI Small-Cap Value	0.10	0.15	0.25

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.
Breakpoints
Domestic Funds (Includes all Allianz Funds not listed under “Global Funds” or “International Funds” below):
The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.
Global Funds (AllianzGI Global Commodity Equity and AllianzGI Global Small-Cap Funds):
The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

International Funds (AllianzGI Emerging Markets Opportunities, AllianzGI International Managed Volatility and AllianzGI NFJ International Value Funds):
The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $250 million, by an additional 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on the day and year first above written.

ALLIANZ FUNDS

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	President

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director
[Signature Page – Exhibit A to Administration Agreement]